certification

Andrew B. Rogers, Principal Executive Officer, and Kevin E. Wolf, Principal Financial Officer of Northern Lights Fund Trust (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2015 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer            Principal Financial Officer

Northern Lights Fund Trust            Northern Lights Fund Trust

/s/ Andrew B. Rogers                 /s/ Kevin E. Wolf

Andrew B. Rogers                       Kevin E. Wolf

Date: 9/5/2015                          Date: 9/5/2015

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Northern Lights Funds Trust and will be retained by Northern Lights Fund Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.